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                                                                    EXHIBIT 10.9

                            MASTER EQUIPMENT LEASE

     Under this Master Equipment Lease (the "Lease"), dated as of September 29, 1995, Phoenix Leasing Incorporated ("Lessor") hereby leases to Adeza Biomedical Corporation ("Lessee"), and Lessee hereby leases from Lessor, the equipment (herein called "Equipment") which is described on the schedule attached hereto or any subsequently-executed schedule entered into by Lessor and Lessee and which incorporates this Lease by reference. Any such schedules shall hereinafter individually be referred to as a "Schedule" and collectively be referred to as the "Schedules." Lessor hereby leases the Equipment to Lessee upon the following terms and conditions:

     1. TERM OF AGREEMENT. The term of this Lease begins on the date set forth above and shall continue thereafter and be in effect so long as and at any time any Schedule entered into pursuant to this Lease is in effect. The Initial Term and rent payable with respect to each leased item of Equipment shall be as set forth in and as stated in the respective Schedule(s). The terms of each Schedule hereto are subject to all conditions and provisions of this Lease as it may at any time be amended. Each Schedule shall constitute a separate and independent lease and contractual obligation of Lessee and shall incorporate the terms and conditions of this Master Equipment Lease and any additional provisions contained in such Schedule. In the event of a conflict between the terms and conditions of this Lease and any additional provisions of such Schedule, the additional provisions of such Schedule shall prevail with respect to such Schedule only.

     2. NON-CANCELLABLE LEASE. This Lease and any Schedule cannot be cancelled or terminated except as expressly provided herein. This Lease (including all Schedules to this Lease) constitutes a net lease and Lessee agrees that its obligations to pay all rent and other sums payable hereunder (and under any Schedule) and the rights of Lessor and assignee in and to such rent and other sums, are absolute and unconditional and are not subject to any abatement, reduction, setoff, defense, counterclaim or recoupment due or alleged to be due to, or by reason of, any past, present or future claims which Lessee may have against Lessor, any assignee, the manufacturer or seller of the Equipment, or against any person for any reason whatsoever. Nothing in this section is intended to affect Lessee's right to bring a claim against Lessor for any breach of its obligations hereunder.

     3. LESSOR COMMITMENT. So long as no Event of Default or event which with the giving of notice or passage of time, or both, could become an Event of Default has occurred and is continuing, Lessor agrees to lease to Lessee the groups of Equipment described on each Schedule, subject to the following conditions: (i) that in no event shall Lessor be obligated to lease Equipment to Lessee hereunder where the aggregate purchase price of all Equipment leased to Lessee hereunder would exceed Two Hundred Fifty Thousand Dollars ($250,000);
(ii) the amount of Equipment purchased by Lessor at any one time shall be at least equal to Fifty Thousand Dollars ($50,000), except for the final advance, which may be less than Fifty Thousand Dollars ($50,000); (iii) Lessor shall not be obligated to purchase Equipment hereunder after June 30, 1996; provided,
                                                                  --------
however, that Lessor shall not be obligated to purchase Equipment hereunder on
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or after May 1, 1996, unless and until Lessee has provided Lessor with financial projections for the period commencing May 1, 1996, and terminating June 30,
1996, in form and
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substance acceptable to Lessor, which projections, if accepted by Lessor, shall become part of the Business Plan, as defined herein; (iv) all Master Lease documentation required by Lessor with respect to the Lease has been executed by Lessee or provided by Lessee no later than November 30, 1995; (v) the equipment described on the Schedule is acceptable to Lessor; (vi) with respect to each funding Lessee has provided to Lessor each of the closing documents described in Exhibit A hereto (which documents shall be in form and substance acceptable to
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Lessor) and which list may be modified for each subsequent funding; (vii) there is no material adverse change in Lessee's business condition and performance to its business plan referred to as "Cash Flow" Forecast as of 8/1/95 [labeled
"Cash FF.EA 8/2/95"] (the "Business Plan"), as may be amended from time to time
                           -------------
in form and substance acceptable to Lessor; (viii) Lessor or its agent has inspected and placed identification labels on the Equipment; (ix) Lessee shall offer to Lessor, on an exclusive basis, all lease transactions for Equipment contemplated by Lessee during the commitment period of this Lease; however if Lessor declines to finance any such transaction or Lessee and Lessor cannot agree upon terms, then Lessee shall be free to seek such financing from any other third party; (x) the value of Equipment sold by Lessee to Lessor in connection with a funding which Lessee owned for more than 90 days prior to the funding date shall be the original purchase price thereof, less an adequate depreciation allowance, as determined by Lessor; and (xi) Lessor has received in form and substance acceptable to Lessor: (a) evidence of Lessee's receipt of One Million Two Hundred Fifty Thousand Dollars ($1,250,000) from Tokos Medical
Corp., scheduled for July 1, 1995; and (b) evidence of Lessee's One Million
Three Hundred Ninety-Two Thousand Dollars ($1,392,000) cash position as of June 30, 1995.

     4.   NO WARRANTIES BY LESSOR.

          (a) Lessee has selected both (i) the Equipment and (ii) the suppliers (herein called "Vendor") from whom Lessor is to purchase the Equipment. LESSOR MAKES NO WARRANTY EXPRESS OR IMPLIED AS TO ANY MATTER WHATSOEVER, INCLUDING THE CONDITION OF THE EQUIPMENT, ITS MERCHANTABILITY OR ITS FITNESS FOR ANY PARTICULAR PURPOSE, AND AS TO LESSOR, LESSEE LEASES THE EQUIPMENT "AS IS" AND WITH ALL FAULTS.

          (b) If the Equipment is not properly installed, does not operate as represented or warranted by Vendor or is unsatisfactory for any reason, Lessee shall make any claim on account thereof solely against Vendor and shall, nevertheless, pay Lessor all rent payable under this Lease, Lessee hereby waiving any such claims as against Lessor. Lessor hereby agrees to assign to Lessee solely for the purpose of making and prosecuting any said claim, to the extent assignable, all of the rights which Lessor has against Vendor for breach of warranty or other representation respecting the Equipment. Lessor shall have no responsibility for delay or failure to fill the order.

          (c) Lessee understands and agrees that neither the Vendor nor any salesman or other agent of the Vendor is an agent of Lessor. No salesman or agent of Vendor is authorized to waive or alter any term or condition of this Lease, and no representations as to the Equipment or any other matter by the Vendor shall in any way affect Lessee's duty to pay the rent and perform its other obligations as set forth in this Lease.

                                      -2-
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          (d)  Lessee may request Lessor to purchase Equipment from Vendor or
Lessee and to lease Equipment to Lessee on the terms and conditions of the Lease set forth herein.

          (e) Lessee hereby authorizes Lessor to insert in this Lease and each Schedule hereto the serial numbers and other identification data of the Equipment when determined by Lessor.

     5. LESSEE'S REPRESENTATIONS AND WARRANTIES. Lessee represents and warrants that (a) it is a corporation in good standing under the laws of the state of its incorporation, and duly qualified to do business, and will remain duly qualified during the term of this Lease, in each state where the Equipment will be located, as specified in each Schedule hereto; (b) it has full authority to execute and deliver this Lease and perform the terms hereof, and this Lease has been duly authorized and constitutes valid and binding obligations of Lessee enforceable in accordance with its terms; (c) this Lease will not contravene any law, regulation or judgment affecting Lessee or result in any breach of any agreement or other instrument binding on Lessee; (d) no consent of Lessee's shareholders or holder of any indebtedness, or filing with, or approval of, any governmental agency or commission, is a condition to the performance of the terms hereof; (e) there is no action or proceeding pending or threatened against Lessee before any court or administrative agency which might have a materially adverse effect on the business, financial condition or operations of Lessee; (f) no deed of trust, mortgage or third party interest arising through Lessee will attach to the Equipment or the Lease; (g) the Equipment will remain at all times under applicable law, removable personal property, free and clear of any lien or encumbrance in favor of Lessee or any other person, notwithstanding the manner in which the Equipment may be attached to any real property; (h) all credit, financial and any other information submitted to Lessor herewith or any other time is true and correct in all material respects as of the time delivered; and
(i) Lessee has provided, or will provide if requested, Lessee's tax identification number.

     6. EQUIPMENT ORDERING. Lessee shall be responsible for all packing, rigging, transportation and installation charges for the Equipment and Lessor may separately invoice Lessee for such charges. Lessee has selected the Equipment itself and shall arrange for delivery of Equipment so that it can be accepted in accordance with Section 7 hereof. Lessee hereby agrees to indemnify and hold Lessor harmless from any claims, liabilities, costs and expenses, including reasonable attorneys' fees, incurred by Lessor arising out of any purchase orders or assignments executed by Lessor with respect to any Equipment or services relating thereto.

     7. LESSEE ACCEPTANCE. Lessee shall return to Lessor the signed and dated Acceptance Notice attached to each Schedule hereto (a) acknowledging the Equipment has been received, installed and is ready for use and (b) accepting it as satisfactory in all respects for the purposes of this Lease. Lessor is authorized to fill in the Rent Start Date on each Schedule in accordance with the foregoing.

     8. LOCATION; INSPECTION; LABELS. Equipment shall be delivered to and shall not be removed from the Equipment "Location" shown on each Schedule without Lessor's prior written consent. Lessor shall have the right to inspect Equipment at any reasonable time. Lessee shall be responsible for all labor, material and freight charges incurred in connection with any removal or

                                      -3-
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relocation of such Equipment which is requested by the Lessee and consented to by Lessor, as well as for any charges due to the installation or moving of the Equipment. The rental payments shall continue during any period in which the Equipment is in transit during a relocation. Lessor or its agent shall mark and label Equipment, which labels shall state Equipment is owned by Lessor, and Lessee shall keep such labels on the Equipment as labeled by Lessor or its agent.

     9.   EQUIPMENT MAINTENANCE.

          (a)  General.  Lessee will locate or base each item of Equipment where
               -------
designated in an Acceptance Notice and will reasonably permit Lessor to inspect such item of Equipment and its maintenance records. Lessee will at its sole expense comply with all applicable laws, rules, regulations, requirements and orders with respect to the use, maintenance, repair, condition, storage and operation of each item of Equipment. Except as required herein, Lessee will not make any addition or improvement to any item of Equipment that is not readily removable without causing material damage to any item or impairing its original value or utility. Any addition or improvement that is so required or cannot be so removed will immediately become the property of Lessor.

          (b)  Service and Repair.  With respect to computer equipment (which
               ------------------
term does not include production and test equipment), other than personal computers, Lessee has entered into, and will maintain in effect, Vendor's standard maintenance contract or another contract satisfactory to Lessor for a period equal to the term of each Schedule and extensions thereto which provides for the maintenance of the Equipment and repairs and replacement parts thereof in good condition and working order, all in accordance with the terms of such maintenance contract. Lessee shall have the computer equipment (which term does not include production and test equipment), other than personal computers, certified for the Vendor's standard maintenance agreement prior to delivery to Lessor upon expiration of this Lease. With respect to any other Equipment, Lessee will, at its sole expense, maintain and service, and repair any damage to, each item of Equipment in a manner consistent with prudent industry practice and Lessee's own practice so that such item of Equipment is at all times (i) in the same condition as when delivered to Lessee, except for ordinary wear and tear, and (ii) in good operating order for the function intended by its manufacturer's warranties and recommendations.

     10. LOSS OR DAMAGE. Lessee assumes the entire risk of loss to the Equipment through use, operation or otherwise. On the first rental payment date following the loss, damage or destruction of the Equipment, any such occurrence being hereinafter called a "Casualty Occurrence," or, if there is no such rental payment date, thirty (30) days after such Casualty Occurrence, Lessee shall (i) repair the Equipment, returning it to good operating condition or (ii) replace the Equipment with identical equipment in good condition and repair, the title to which shall vest in Lessor and which thereafter shall be subject to the terms of this Lease; or (iii) pay to Lessor (a) any unpaid amounts relating to such Equipment due Lessor under this Lease up to the date of the Casualty Occurrence, and (b) a sum equal to the Casualty Value as set forth in the Casualty Value table attached to each Schedule hereto for such Equipment. Upon the making of such payment, the term of this Lease as to each unit of Equipment with respect to which the Casualty Value was paid shall terminate.

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     11.  GENERAL INDEMNITY.  Lessee will protect, indemnify and save harmless
Lessor from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (other than Impositions, liability for which is governed by Section 13 hereof, and legal and other related fees and expenses incurred in connection with the preparation of this Lease or any schedule), imposed upon or incurred by or asserted against Lessor or any assignee of Lessor by Lessee or any third party by reason of the occurrence or existence (or alleged occurrence or existence) of any act or event relating to or caused by the Equipment, including but not limited to, consequential or special damages of any kind, or any failure on the part of Lessee to perform or comply with any of the terms of this Lease. In the event that any action, suit or proceeding is brought against Lessor by reason of any such occurrence, Lessee, upon request of Lessor, will at Lessee's expense resist and defend such action, suit or proceeding or cause the same to be resisted and defended by counsel designated and approved by Lessor. Lessee's obligations under this Section 11 shall survive the expiration of this Lease with respect to acts or events occurring or alleged to have occurred prior to the return of the Equipment to Lessor at the end of the Lease term.

     12. INSURANCE. Lessee at its expense shall keep the Equipment insured for the entire term and any extensions of this Lease against all risks for the value of the Equipment and in no event for less than the Casualty Value of such Equipment and such insurance shall cover any Casualty Occurrence to any unit of Equipment. Such insurance shall contain insurer's agreement to give thirty (30) days written notice to Lessor before cancellation or material change of any policy of insurance, and shall provide for (a) loss payable endorsement to Lessor or any assignee of Lessor, and (b) public liability and property damage insurance in an amount not less than Two Million Dollars ($2,000,000), naming Lessor as additional insured. Lessee will provide Lessor and any assignee of Lessor with a certificate of insurance from the insurer evidencing Lessor's or such assignee's interest in the policy of insurance. Notwithstanding anything in Section 10 or this Section 12 to the contrary, this Lease and Lessee's obligations hereunder and under each Schedule shall remain in full force and effect with respect to any unit of Equipment which is not subject to a Casualty Occurrence. If Lessee fails to provide or maintain insurance as required herein, Lessor shall have the right, but shall not be obligated to obtain such insurance. In that event, Lessee shall pay to Lessor the cost thereof.

     13. TAXES. Lessee agrees to reimburse Lessor for, (or pay directly if instructed by Lessor), and agrees to indemnify and hold Lessor harmless from, all fees (including, but not limited to, license, documentation, recording and registration fees), and all sales, use, gross receipts, personal property, occupational, value added or other similar taxes, levies, imposts, duties, assessments, charges, or withholdings of any nature whatsoever, together with any penalties, fines, additions, to tax, or interest thereon (all of the foregoing being hereafter referred to as "Impositions") except same as may be attributable to Lessor's income, arising at any rime prior to or during the term of this Lease, or upon termination or early termination of this Lease and levied or imposed upon Lessor directly or otherwise by any Federal, state or local government in the United States or by any foreign country or foreign or international taxing authority upon or with respect to (i) the Equipment, (ii) the exportation, importation, registration, purchase, ownership, delivery, leasing, possession, use, operation, storage, maintenance, repair, return, sale, transfer of title, or other disposition thereof, (iii) the rentals, receipts, or earnings arising from the Equipment, or any disposition of the rights to such rentals, receipts, or earnings,

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(iv) any payment pursuant to this Lease, and (v) this Lease or the transaction or any part thereof. Lessee shall have no obligation to indemnify Lessor or any successor or assign of Lessor under this Section 13 for any Impositions that solely arise as a result of Lessor or such assignee, as applicable, being an entity organized outside the jurisdiction of the United States. Lessee's obligations under this Section 13 shall survive the expiration of this Lease with respect to acts or events occurring or alleged to have occurred prior to the return of the Equipment to Lessor or the purchase of the Equipment by Lessee at the end of the Lease term; provided, however, that Lessee shall in all cases
                              --------  -------
shall be responsible under this Section 13 for all sales, use and similar taxes arising upon the purchase of the Equipment by Lessee.

     14. PAYMENT BY LESSOR. If Lessee shall fail to make any payment or perform any act required hereunder, then Lessor may, but shall not be required to, make such payment or perform such act with the same effect as if made or performed by Lessee after Lessor's reasonable efforts to give not less than seven (7) days' notice to Lessee; provided, however, that Lessor shall not be
                                  --------  -------
obligated to give notice in the case of a failure by Lessee to maintain any insurance required under Section 12 hereof and less than seven (7) days' notice may be given if Lessee's breach may result in any impairment of Lessor's rights hereunder, imposition of any lien on any of the Equipment or impairment of Lessee's further performance hereunder if such breach is not cured in less than seven (7) days. Lessee will upon demand reimburse Lessor for all sums paid and all costs and expenses incurred in connection with the performance of any such act.

     15. SURRENDER OF EQUIPMENT. Upon termination or expiration of this Lease, with respect to each group of Equipment, Lessee will forthwith surrender the Equipment to Lessor delivered in as good order and condition as originally delivered, reasonable wear and tear excepted. Lessor may, at its sole option, arrange for removal and transportation of the Equipment provided that Lessee's obligations under Sections 10, 11 and 13 shall not be released. Lessee shall bear all expenses of returning (which include, but are not limited to, the de-installation, insurance, packaging and transportation of) the Equipment to Lessor's location or other location within the continental United States as Lessor may reasonably request. In the event Lessee fails to return the Equipment as directed above, all obligations of Lessee under this Lease, including rental payments, shall remain in full force and effect until Lessee returns the Equipment to Lessor.

     16.  ASSIGNMENT.  WITHOUT LESSOR'S PRIOR WRITTEN CONSENT, LESSEE SHALL NOT
(a) ASSIGN, TRANSFER, PLEDGE, HYPOTHECATE OR OTHERWISE DISPOSE OF THIS LEASE, EQUIPMENT, OR ANY INTEREST THEREIN, OR (b) SUBLET OR LEND EQUIPMENT OR PERMIT IT TO BE USED BY ANYONE OTHER THAN LESSEE OR LESSEE'S EMPLOYEES. LESSOR MAY ASSIGN THIS LEASE OR GRANT A SECURITY INTEREST IN ANY OR ALL EQUIPMENT, OR BOTH, IN WHOLE OR IN PART TO ONE OR MORE ASSIGNEES OR SECURED PARTIES WITHOUT NOTICE TO LESSEE. If Lessee is given notice of such assignment it agrees upon request to acknowledge receipt thereof in writing and Lessee shall execute such additional documentation as Lessor's assignee shall reasonably require. Each such assignee and/or secured party shall have all of the rights, but none of the obligations, of Lessor under this Lease, unless such assignee or secured party expressly agrees to assume such obligations in writing. Lessee shall not assert against any assignee and/or secured party any defense, counterclaim or offset that Lessee may

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have against Lessor. Notwithstanding any such assignment, and providing no Event of Default has occurred and is continuing, Lessor, or its assignees, secured parties, or their agents or assigns, shall not interfere with Lessee's right to quietly enjoy use of Equipment subject to the terms and conditions of this Lease. Subject to the foregoing, this Lease inures to the benefit of and is binding upon the successors and assignees of the parties hereto. Lessee acknowledges that any such assignment by Lessor will not materially change Lessee's duties or obligations under the Lease or increase any burden of risk on Lessee.

     17.  DEFAULT.

          (a)  Event of Default.  Any of the following events or conditions
               ----------------
shall constitute an "Event of Default" hereunder: (i) Lessee's failure to pay any monies due to Lessor hereunder or under any Schedule beyond the fifth (5th) day after the same is due (in the case of any payment other than a payment scheduled hereunder it shall be due upon Lessee's receipt of notice from Lessor of demand for such payment); (ii) Lessee's failure to comply with its obligations under the first sentence of Section 12 or the first sentence of
Section 16; (iii) Lessee's failure to comply with or perform any term, covenant, condition, warranty or representation of this Lease or any Schedule hereto or under any other agreement between Lessee and Lessor or under any lease of real property covering the location of Equipment if such failure to comply or perform is not cured by Lessee within fifteen (15) days of receipt of notice thereof;
(iv) seizure of the Equipment under legal process; (v) the filing by or against Lessee of a petition for reorganization or liquidation under the Bankruptcy Code or any amendment thereto or under any other insolvency law providing for the relief of debtors; (vi) the voluntary or involuntary making of an assignment of a substantial portion of its assets by Lessee, or any guarantor ("Guarantor") under any guaranty executed in connection with this Lease, for the benefit of its creditors, the appointment of a receiver or trustee for Lessee or any Guarantor for any of Lessee's or Guarantor's assets, the institution by or against Lessee or any Guarantor of any formal or informal proceeding for dissolution, liquidation, settlement of claims against or winding up of the affairs of Lessee or any Guarantor, provided that in the case of all such involuntary proceedings, same are not dismissed within sixty (60) days of commencement; or (vii) the making by Lessee or any Guarantor of a transfer of all or a material portion of Lessee's or Guarantor's assets or inventory not in the ordinary course of business.

          (b)  Remedies.  If any Event of Default shall have occurred:
               --------

               (i) Lessor may proceed by appropriate court action or actions either at law or in equity to enforce performance by Lessee, of the applicable covenants of this Lease, or to recover damages therefor; or

               (ii) Lessee will, without demand, on the next rent payment date following the Event of Default, pay to Lessor as liquidated damages which the parties agree are fair and reasonable under the ,circumstances existing at the time this Lease is entered into, and not as a penalty, an amount equal to the Casualty Value of the Equipment set forth in the Casualty Value table(s) attached to the Schedule(s) together with any rent or other amounts past due and owing by Lessee hereunder (if Lessee receives payment under this clause (ii) and also comes into possession of the Equipment, whether pursuant to the return thereof by Lessee or otherwise, then Lessor shall take action under clause (iii) of this subsection
(b)); and

               (iii)  Lessor may, without notice to or demand Upon Lessee;

                      (A) Take possession of the Equipment and lease the same or any portion thereof, for such period, amount, and to such entity as Lessor shall elect. The proceeds of such lease will be applied by Lessor (1) first, to pay all costs and expenses, including reasonable legal fees and disbursements, incurred by Lessor as a result of the default and the exercise of its remedies with respect thereto, (2) second, to pay Lessor an amount equal to any unpaid rent or other amounts past due and payable plus the Casualty Value, to the extent not previously paid by Lessee, and (3) third, to reimburse Lessee for the Casualty Value to the extent previously paid. Any surplus remaining thereafter will be retained by Lessor.

                      (B) Take possession of the Equipment and sell the same or any portion thereof at public or private sale and without demand or notice of intention to sell. The proceeds of such sale will be applied by Lessor (1) first, to pay all costs and expenses, including reasonable legal fees and disbursements, incurred by Lessor as a result of the default and the exercise of its remedies with respect thereto, (2) second, to pay Lessor an amount equal to any unpaid rent or other amounts past due and payable plus the Casualty Value, to the extent not previously paid by Lessee, and (3) third, to reimburse Lessee for the Casualty Value to the extent previously paid by Lessee. Any surplus remaining thereafter will be retained by Lessor.

                      (C) Take possession of the Equipment and hold and keep idle the same or any portion thereof.

     Lessee agrees to pay all internal and out-of-pocket costs of Lessor related to the exercise of its remedies, including direct costs of its in-house counsel and out-of-pocket legal fees and expenses. At Lessor's request, Lessee shall assemble the Equipment and make it available to Lessor at such location as Lessor may designate. Lessee waives any right it may have to redeem the Equipment.

     Repossession of any or all Equipment shall not terminate this Lease or any Schedule unless Lessor notifies Lessee in writing. Any amount required to be paid under this Section shall be increased by a service charge of 1.5% per month, or the highest rate of interest permitted by applicable law, whichever is less, accruing from the date the Casualty Value or other amounts are payable hereunder until such amounts are paid.

     None of the above remedies is intended to be exclusive, but each is cumulative and in addition to any other remedy available to Lessor, and all may be enforced separately or concurrently.

     18. LATE PAYMENTS. Lessee shall pay to Lender an amount equal to the greater of 10% of all amounts owed Lessor by Lessee which are not paid when due or $100, but in no event an amount greater than the highest rate permitted by applicable law. If such funds have not been received by Lessor at Lessor's place of business or by Lessor's designated agent by the date such

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funds are due under this Lease, Lessor shall bill Lessee for such charges.
Lessee acknowledges that invoices for rentals due hereunder are sent by Lessor for Lessee's convenience only. Lessee's non-receipt of an invoice will not relieve Lessee of its obligation to make rent payments hereunder.

     19. LESSOR'S EXPENSE. Lessee shall pay Lessor all costs and expenses including reasonable attorney's fees and the fees of the collection agencies, incurred by Lessor in enforcing any of the terms, conditions or provisions hereof.

     20. OWNERSHIP; PERSONAL PROPERTY. The Equipment shall be and remain personal property of Lessor, and Lessee shall have no right, title or interest therein or thereto except as expressly set forth in this Lease, notwithstanding the manner in which it may be attached or affixed to real property, and upon termination or expiration of the Lease term, Lessee shall have the duty and Lessor shall have the right to remove the Equipment from the premises where the same be located whether or not affixed or attached to the real property or any building, at the cost and expense of Lessee.

     21. ALTERATIONS; ATTACHMENTS. No alterations or attachments shall be made to the Equipment without Lessor's prior written consent, which shall not be given for changes that will, in Lessor's determination, adversely affect the reliability and utility of the Equipment or which cannot be removed without damage to the Equipment, or which in any way, in Lessor's determination, adversely affect the value of the Equipment for purposes of resale or re-lease.

     22. FINANCING STATEMENT. Lessee will execute financing statements pursuant to the Uniform Commercial Code. Lessee authorizes Lessor to file financing statements signed only by Lessor (where such authorization is permitted by law) at all places where Lessor deems necessary.

     23.  MISCELLANEOUS.

          (a) Lessee shall provide Lessor with such corporate resolutions, financial statements and other documents as Lessor shall request from time to time.

          (b) Lessee represents that the Equipment is being leased hereunder for business purposes.

          (c)  Time is of the essence with respect to this Lease.

          (d) Lessee shall keep its books and records in accordance with generally accepted accounting principles and practices consistently applied and shall deliver to Lessor its annual audited financial statements, unaudited monthly financial statements (e.g., balance sheet and income statement and, if
                              ----
available, funds flow and changes to projections) to include any financial information given to Lessee's Board of Directors, and signed by an officer of Lessee and such other unaudited financial statements as may be reasonably requested by Lessor.

          (e) Any action by Lessee against Lessor for any default by Lessor under this Lease, including breach of warranty or indemnity, shall be commenced within one (1) year after any such cause of action accrues.

     24. NOTICES. All notices hereunder shall be in writing, by registered mail, and shall be directed, as the case may be, to Lessor at 2401 Kerner Boulevard, San Rafael, California 94901, Attention: Lease Administration and to Lessee at 1240 Elko Drive, Sunnyvale, California 94089, Attention: Chief Financial Officer..

     25. ENTIRE AGREEMENT. Lessee acknowledges that Lessee has read this Lease, understands it and agrees to be bound by its terms, and further agrees that it and each Schedule constitute the entire agreement between Lessor and Lessee with respect to the subject matter hereof and supersedes all previous agreements, promises, or representations. The terms and conditions hereof shall prevail notwithstanding any variance with the terms of any purchase order submitted by the Lessee with respect to any Equipment covered hereby.

     26. AMENDMENT. This Lease may not be changed, altered or modified except by an instrument in writing signed by an officer of the Lessor and the Lessee.

     27. WAIVER. Any failure of Lessor to require strict performance by Lessee or any waiver by Lessor of any provision herein shall not be construed as a consent or waiver of any other breach of the same or any other provision.

     28. SEVERABILITY. If any provision of this Lease is held invalid, such invalidity shall not affect any other provisions hereof.

     29. JURISDICTION AND WAIVER OF JURY TRIAL. This Lease shall be governed by and construed under the laws of the State of California. It is agreed that exclusive jurisdiction and venue for any legal action between the parties arising out of this Lease shall be in the Superior Court for Marin County, California, or, in cases where Federal diversity jurisdiction is available, in the United States District Court for the Northern District of California. LESSEE, TO THE EXTENT IT MAY LAWFULLY DO SO, HEREBY WAIVES TS RIGHT TO TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS LEASE, ANY SCHEDULE, OR ANY AGREEMENT EXECUTED IN CONNECTION HEREWITH.

     30. NATURE OF TRANSACTION. Lessor makes no representation whatsoever, express or implied, concerning the legal character of the transaction evidenced hereby, for tax or any other purpose.

     31.  SECURITY INTEREST.

          (a) One executed copy of the Lease will be marked "Original" and all other counterparts will be duplicates. To the extent, if any, that this Lease constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction) no security interest in the lease may be created in any documents other than the "Original."

          (b) There shall be only one original of each Schedule and it shall be marked "Original," and all other counterparts will be duplicates. To the extent, if any, that any Schedule(s) to this Lease constitutes chattel paper (or as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction) no security interest in any Schedule(s) may be created in any documents other than the "Original."

     32. SUSPENSION OF OBLIGATIONS. The obligations of Lessor hereunder will be suspended to the extent that it is hindered or prevented from complying therewith because of labor disturbances, including but not limited to strikes and lockouts, acts of God, fires, storms, accidents, failure of the manufacturer to deliver any item of Equipment, governmental regulations or interference, or any cause whatsoever not within the sole and exclusive control of Lessor.

     33. COMMITMENT FEE. Lessee has paid to Lessor a commitment fee ("Fee") of Ten Thousand Dollars ($10,000). The Fee shall be applied by Lessor first to reimburse Lessor for all out-of-pocket UCC search costs and appraisal fees incurred by Lessor, and then proportionally to the first month's rent for each Schedule hereunder in the proportion that the purchase price of the Equipment leased pursuant to the Schedule bears to Lessor's entire commitment. However, the portion of the Fee which is not applied to rental shall be non-refundable except if Lessor defaults in its obligations pursuant to Section 3.

     34. FINANCE LEASE. The parties agree that this lease is a "Finance Lease" as defined by Section 10103(a)(7) of the California Commercial Code (Cal.Com.C.). Lessee acknowledges either (a) that Lessee has reviewed and approved any written Supply Contract (as defined by Cal.Com.C. Section 10103(a)(25)) covering Equipment purchased from the "Supplier" (as defined by Cal.Com.C. Section 10103(a)(24)) thereof for lease to Lessee or (b) that Lessor has informed or advised Lessee, in writing, either previously or by this Lease of the following: (i) the identity of the Supplier; (ii) that the Lessee may have rights under the Supply Contract; and (iii) that the Lessee may contact the Supplier for a description of any such rights Lessee may have under the Supply Contract. Lessee hereby waives any rights and remedies Lessee may have under Cal.Com.C. Sections 10508 through 10522.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease.

PHOENIX LEASING INCORPORATED            ADEZA BIOMEDICAL CORPORATION


By: /s/ Phoenix Leasing Incorporated    By: /s/ Adeza Biomedical Corporation
    --------------------------------        --------------------------------

Title:                                  Title:
       -----------------------------           -----------------------------



Exhibit A - Closing Memorandum

                                   SCHEDULE
                                   --------

                                                         Schedule No. 1 to Lease
                                                  Dated as of September 29, 1995
                                            Between ADEZA BIOMEDICAL CORPORATION
                                                and PHOENIX LEASING INCORPORATED

A.   Description and Purchase Price of Equipment
     -------------------------------------------

Description of
Equipment
(quantity, model             Purchase                                Mfr./
and serial number)           Price        Rent         Vendor        Location
- -----------------------------------------------------------------------------
See Exhibit A attached hereto.

Total:                       $59,909.31   $1,947.05

B.   Terms
     -----

Initial Term:  The Initial Term shall commence on the date the Equipment is received, installed and accepted for use, as shown on the Acceptance Notice, and continue for thirty-six (36) full months after the "Rent Start Date." Provided that no material adverse changes have occurred in Lessee's business condition and performance according to the Business Plan, as reasonably determined by Lessor, and no Event of Default has occurred and is continuing, after Lessor's receipt of the first twelve (12) monthly rental payments, Lessor, at Lessee's request, will make a mid-term extension by amending this Schedule as follows: (i) extend the Initial Term by twelve (12) months for a total Initial Term of forty-eight (48) full months, and (ii) modify the applicable Lease Rate Factor as specified below.

Rent Start
Date:  December 1, 1995.

Rent Initial Rental Amount Per Month: $1,947.05, plus applicable taxes, which amount shall be adjusted in accordance with the Rate Factors and Terms shown herein below:

Lease Rate Factor (as a percentage of Equipment's original Purchase Price) for any Schedule:


                                                Table "A"
Rate Factor and Term without            Rate Factor and Term with Grant
Grant of Mid Term Extension             of Mid Term Extension
- ---------------------------             ---------------------
Months 1 - 36 @ 3.25%                   Months 1 - 12 @ 3.25%
                                        Month 13 - 60 @ 2.65%

Lessee shall pay the rental amounts in the amounts provided above plus applicable taxes.

Monthly Rental Payments in advance.


Initial
Rent Due:                               Payable on the Rent Start Date shall be
                                        (1) the Rental Amount due including any
                                        sales or use tax and (2) an amount equal to 1/30th of the monthly rental amount using a rate of 3.25% multiplied by days, if any, between (and the number of including) the date the Initial Term commences and (but not including) the Rent Start Date.

C.   Invoice Information:  Lessee's and Lessor's addresses for invoice purposes
     -------------------
for the Equipment on the Schedule shall be as follows:

Lessee's Invoice Address:  Remit Monthly Rental Amount To:

Adeza Biomedical Corporation         Phoenix Leasing Incorporated
1240 Elko Drive                      P.O. Box 200432
Sunnyvale, California 94089          Dallas, Texas  75320-0432
Attention:  Chief Financial Officer

D.   Casualty Values:  See attachment hereto.
     ---------------

E.   Special Provisions:  1. Lessor's payment for Equipment hereunder is
     ------------------
conditioned on Lessor's satisfaction that there has been no material adverse change in Lessee's business condition and performance to the Business Plan subsequent to initial credit approval. 2. Sale Leaseback Addendum. 3. Renewal or Purchase Rider.

     LESSOR AND LESSEE AGREE THAT THIS SCHEDULE SHALL CONSTITUTE A LEASE OF THE EQUIPMENT DESCRIBED ABOVE, SUBJECT TO THE TERMS AND CONDITIONS OF THIS SCHEDULE AND OF THE MASTER EQUIPMENT LEASE, DATED AS OF SEPTEMBER 29, 1995, BETWEEN LESSEE AND LESSOR. THE TERMS AND CONDITIONS OF SUCH MASTER EQUIPMENT LEASE ARE HEREBY

INCORPORATED BY REFERENCE AND MADE A PART HEREOF TO THE SAME EXTENT AS IF SUCH TERMS AND CONDITIONS WERE SET FORTH IN FULL HEREIN.

PHOENIX LEASING INCORPORATED            ADEZA BIOMEDICAL CORPORATION



By: /s/ PHOENIX LEASING INCORPORATED    By: /s/ ADEZA BIOMEDICAL CORPORATION
    --------------------------------        --------------------------------

Title:                                  Title:
      ------------------------------          ------------------------------
Date:  December 1, 1995                 Date:  December 1, 1995

                    Attachment to Equipment Schedule No. 1

                                CASUALTY VALUES

                % of Original                      % of Original
 Month of         Equipment          Month of         Equipment
Lease Term      Purchase Price      Lease Term     Purchase Price
- -----------     --------------      ----------     --------------
     1              125.00              25              73.94
     2              122.87              26              71.81
     3              120.74              27              69.68
     4              118.62              28              67.55
     5              116.49              29              65.43
     6              114.36              30              63.30
     7              112.23              31              61.17
     8              110.11              32              59.04
     9              107.98              33              56.91
    10              105.85              34              54.79
    11              103.72              35              52.66
    12              101.60              36              50.53
    13               99.47              37              48.40
    14               97.34              38              46.28
    15               95.21              39              44.15
    16               93.09              40              42.02
    17               90.96              41              39.89
    18               88.83              42              37.77
    19               86.70              43              35.64
    20               84.57              44              33.51
    21               82.45              45              31.38
    22               80.32              46              29.26
    23               78.19              47              27.13
    24               76.06              48              25.00
                                    Thereafter          25.00

                   Sale Leaseback Addendum to Schedule No. 1
                   -----------------------------------------

     This Addendum to Master Equipment Lease is made and entered into as of December 1, 1995, between Phoenix Leasing Incorporated ("Lessor") and Adeza Biomedical Corporation ("Lessee").

     Notwithstanding anything to the contrary contained in the Lease referenced above, Lessor and Lessee agree as follows:

     1. Lessee shall sell the Equipment to and lease the Equipment from Lessor and Lessor shall purchase the Equipment from and lease the Equipment to Lessee upon the terms and conditions of the Bill of Sale attached hereto as Attachment 1.

     2.   Lessee represents and warrants that:

          (a)  Lessee has the right to sell the Equipment as set forth herein,

          (b) the Equipment and Lessee's right, title and interest in such Equipment is, as of the date of the Bill of Sale, free from all claims, liens, security interests and encumbrances,

          (c) Lessee will defend the sale against lawful claims and demands of all persons, and

          (d) the purchase price of the Equipment is equal to the fair market value of such Equipment, plus soft costs not in excess of ten percent (10%) of the purchase price of the Equipment, at the time of sale.

PHOENIX LEASING INCORPORATED            ADEZA BIOMEDICAL CORPORATION



By: /s/ PHOENIX LEASING INCORPORATED    By: /s/ ADEZA BIOMEDICAL CORPORATION
    --------------------------------        --------------------------------

Title:                                  Title:
      ------------------------------          ------------------------------

                                 ATTACHMENT 1
                                 ------------

                                 BILL OF SALE

     For valuable consideration Adeza Biomedical Corporation ("Seller") sells to Phoenix Leasing Incorporated ("Buyer"), the property listed on Exhibit A hereof (the "Equipment").

Seller covenants and warrants that:

     (1) It is the owner of, and has absolute title to, the Equipment which is free and clear of all claims, liens and encumbrances.

     (2) It has not made any prior sale, assignment, or transfer of the Equipment.

     (3) It has the present right, power, and authority to sell the Equipment to Buyer.

     (4) All action has been taken which is required to make this Bill of Sale a legal, valid and binding obligation of Seller.

     Seller shall forever warrant and defend the sale of Equipment to Buyer, its successors and assigns, against any person claiming an interest in the Equipment other than through Buyer.

     This Bill of Sale is binding on the successors and assigns of Seller and inures to the benefit of the successors and assigns of Buyer.

Executed on December 1, 1995, at Sunnyvale, California.

                                        ADEZA BIOMEDICAL CORPORATION


                                        By: /s/ ADEZA BIOMEDICAL CORPORATION
                                            -----------------------------------

                                        Title:
                                              ---------------------------------

                         Rider No. 1 to Schedule No. 1

                      RETURN, PURCHASE OR RENEWAL OPTION

     Notwithstanding anything to the contrary in the Lease, Lessor hereby gives Lessee the following options upon at least 90 days' written notice prior to the expiration of the Initial Term:

     Option No. 1
     ------------

     To return all, but not less than all, of the Equipment to Lessor.

     Option No. 2
     ------------

     To purchase AS-IS-WHERE-IS all, but not less than all, of the Equipment covered under this Schedule at the expiration of the Initial Term for said Equipment's "Fair Market Value." Fair Market Value shall be determined by mutual agreement of Lessor and Lessee; provided, however, that Fair Market Value
                                       --------  -------
shall not exceed twenty percent (20%) of the original Purchase Price of the Equipment. The Equipment will be delivered pursuant to a bill of sale that provides that the Equipment is not subject to any lien or other security interest or encumbrance granted by, or arising to secure an obligation of, Lessor.

     Option No. 3
     ------------

     To extend the Initial Term of this Schedule for an additional term ("Renewal Term") mutually agreed to by Lessor and Lessee, for an amount equal to the Equipment's Fair Rental Value. Fair Rental Value shall be determined by mutual agreement of Lessor and Lessee.

     Lessee's right to exercise either Option 2 or Option 3 is conditioned upon
(a) no Event of Default having occurred and be continuing and (b) Lessee's payment to Lessor of the applicable amount, including any sales taxes and other amounts due.

     If Lessee and Lessor cannot agree on Fair Market Value or Fair Rental Value, such value shall be determined by appraisal, with expenses to be shared by Lessor and Lessee. Appraisal shall be a procedure whereby two recognized independent appraisers, one chosen by Lessor and one by Lessee, shall mutually agree on the amount in question. If the appraisers are unable to agree and the higher appraisal is no more than 110% of the lower appraisal, the value shall be equal to the average of the two appraisals. If the higher appraisal is more than 110% of the lower appraisal, the two appraisers shall jointly name an independent third appraiser who shall appraise the property and the value shall equal the average of the two closest appraisals.

     In the event Lessee does not exercise any option, or, if Lessee and Lessor cannot agree on the value of the Equipment or the terms of the Lease extension, and Lessee retains possession of the Equipment after the end of the Initial Term, all obligations of Lessee under the Lease, including current rental payments, shall remain in full force and effect during such holdover period on a month-to-month basis, until the earlier of (i) Lessee's purchase of the Equipment at an agreed upon , price or commencement of the Renewal Term as then agreed by Lessee and Lessor,

(ii) return of the Equipment to Lessor, or (iii) Lessor's taking possession of the Equipment and termination of the Lease and Schedule after notice to Lessee.

     Notwithstanding anything to the contrary in the Lease, Lessor hereby gives Lessee the option, upon at least 90 days' written notice prior to the expiration of the Renewal Term, to purchase AS-IS-WHERE-IS all, but not less than all, of the Equipment covered under this Schedule at the expiration of the Renewal Term for said Equipment's "Fair Market Value." Fair Market Value shall be determined by mutual agreement of Lessor and Lessee; provided, however, that Fair Market
                                          --------  -------
Value shall not exceed twenty percent (20%) of the original Purchase Price of the Equipment. The Equipment will be delivered pursuant to a bill of sale that provides that the Equipment is not subject to any lien or other security interest or encumbrance granted by, or arising to secure an obligation of Lessor. If Lessee and Lessor cannot agree on Fair Market Value, such value shall be determined by appraisal in the manner described above.

     Lessee shall be responsible for all applicable sales, use and similar taxes in connection with any purchase of Equipment by Lessee.

                               ACCEPTANCE NOTICE

                                SCHEDULE NO. 1

     Reference is made to the Master Equipment Lease, dated as of September 29, 1995, between Phoenix Leasing Incorporated as Lessor and Adeza Biomedical Corporation as Lessee (the "Lease").

     Lessee confirms that the following Equipment has been received, installed and is ready for use by Lessee. The Equipment is satisfactory in all respects for the purposes of this Lease as of the date Lessee executes this Notice below.

Description of
Equipment
(quantity, model      Purchase                       Mfr./
and serial number)    Price       Rent       Vendor  Location
- -------------------------------------------------------------

Total:                $59,909.31  $1,947.05

THE LEASE MAY NOT BE CHANGED, ALTERED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN OFFICER OF LESSOR AND A DULY AUTHORIZED REPRESENTATIVE OF LESSEE.

     IN WITNESS WHEREOF, Lessee has executed this Acceptance Notice as of December 1, 1995.

                                        ADEZA BIOMEDICAL CORPORATION


                                        By: /s/ ADEZA BIOMEDICAL CORPORATION
                                            ------------------------------------

                                        Title:
                                              ----------------------------------

AS OF 10/1/95

                                                                                    NET
                             EQUIPMENT              SERIAL           INVOICE      INVOICE     SALES     CHECK     CHECK
     VENDOR                 DESCRIPTION             NUMBER           NUMBER       AMOUNT       TAX       NO       DATE
     ------                 -----------             ------           ------       ------       ---       --       ----
AMAX ENGINEERING       486-DX2-66 COMPUTER  (SN 404034054)        0016261-IN    $1,555.00     $18.99   17458      8/30/94


[*]                          [*]            (SN 972)              6196             [*]        [*]      17460      8/30/94

[*]                          [*]            (Table SN 2733)       5035             [*]        [*]      17473      8/30/94
                                            (Controller SN 2734)
                                            [*] SN 2736
                                            & 2735)
                                            (Controller SN 1642)

JULIE KEMP             RAM FOR FILE SERVER                        Exp Report    $2,279.40       0      17957     12/01/94

NETWERX                CONNOR 1GB                                 352           $1,350.00       0      18157     12/21/94
                       HARD DRIVE (2)

[*]                         [*]                                   100738-00        [*]        [*]       18340     01/18/95

[*]                         [*]                                   100738-01        [*]        [*]       18628     03/02/95

[*]                         [*]                                   9298134          [*]        [*]       19480     06/15/95

[*]                         [*]                                   550270           [*]        [*]       19514     06/21/95

LANOVATION             LAN ESCORT V3.0 SOFTWARE                   13515         $1,595.00       0      19752     07/26/95
                                                                               ----------                       ----------
                                                                               $80,088.40                       $20,179.09
                                                                    DUE
                                DEPRECIATED          DUE           VENDOR                     PHOENIX
    VENDOR                         COST             LESSEE        (NET TAX)      PO. NO.      TAG NO.
    ------                         ----             ------        ---------      ------       ------
AMAX ENGINEERING                   $513.15         $1,041.85          0           32156

[*]                                  [*]              [*]                            0           32153

[*]                                  [*]              [*]                            0           32099

JULIE KEMP                         $569.85         $1,709.55          0           17957

NETWERX                            $347.50         $1,012.50          0           32512

[*]                                  [*]              [*]             0           32518

[*]                                  [*]              [*]             0           32518

[*]                                  [*]              [*]             0           32671

[*]                                  [*]              [*]             0           32919

LANOVATION                         $127.60         $1,467.40          0           33012
                                ----------
                                   [*]

                     * [CONFIDENTIAL TREATMENT REQUESTED]